EXHIBIT 10.1


                                                                  Execution copy




                             ALLION HEALTHCARE, INC.

                         SUBORDINATED SECURITY AGREEMENT

                  THIS SUBORDINATED SECURITY AGREEMENT, dated as of May 1, 2003 (this "SECURITY Agreement"), by and among ALLION HEALTHCARE, INC., a Delaware, corporation ("BORROWER"), those individuals identified on the signature pages hereto as Lenders (each individually, a "Lender", and together, "Lenders") and Darin A. Peterson, or any successor thereof, as collateral agent for the Lenders (in such capacity, "COLLATERAL AGENT").

                             PRELIMINARY STATEMENTS

                  1. Pursuant to that certain Stock Purchase Agreement, of even date herewith, by and among Borrower and the Lenders, parties thereto (as modified and amended from time to time, the "PURCHASE AGREEMENT"), Borrower executed four (4) promissory notes (each, a "NOTE" and collectively, the "NOTES") in the aggregate principal amount of $2,400,000 (collectively, the "LOANS") payable to the Lenders and in connection therewith, Borrower hereby grants to Collateral Agent, as agent for the Lenders and for the ratable benefit of the Lenders, a security interest in the Collateral (as defined below) as further set forth herein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                  2. Pursuant to the Purchase Agreement, it is a condition precedent to the obligation of each of the Lenders to consummate the transactions contemplated by the Purchase Agreement that Borrower shall have granted a security interest in the Collateral as contemplated by this Security Agreement to secure the payment obligations of Borrower.

                  NOW, THEREFORE, Borrower, Collateral Agent and each of the Lenders hereby agrees as follows:

                  SECTION 1. GRANT OF SECURITY. As security for the prompt and complete payment and performance when due of the Secured Obligations, Borrower hereby grants to the Collateral Agent, as agent for the Lenders and for the benefit of each of the Lenders, a security interest in and lien on all of Borrower's right, title and interest in and to all of Borrower's assets to the extent that such assets are existing and owned by Borrower as of the date hereof and all substitutions, replacements and proceeds of such assets, including but not limited to all of the following, to the extent so owned and existing as of the date hereof and all substitutions, replacements and proceeds of such assets (the "COLLATERAL"):

                  (a) All machinery, furnishings, fixtures, service vehicles, supplies and other equipment, together with all attachments, components, parts and accessories installed thereon or affixed thereto (the "EQUIPMENT");

                  (b) All goods held for sale or lease or to be furnished under contracts of service, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production, from raw materials through work-in-process to finished goods (the "INVENTORY");




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                  (c) All other goods of any nature whatsoever;

                  (d) All (i) (A) rights to payment for goods sold or services rendered by Borrower, including all accounts arising from sales or rendition of services made under any of Borrower's trade names or styles or through any of Borrower's divisions, regardless of how such right is evidenced, whether secured or unsecured (and whether or not specifically listed on schedules furnished to the Lenders) (the "ACCOUNTS RECEIVABLE"), and (B) other accounts; (ii) unpaid seller's rights (including rights of rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (iv) reserves and credit balances arising under any of the foregoing; (v) guarantees, letters of credit, collateral or other supporting obligations supporting or securing any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing;

                  (e) All (i) instruments, (ii) documents, (iii) contract rights, (iv) chattel paper, (v) letters of credit, (vi) letter-of-credit rights,
(vii) claims and causes of action against any other Person, however arising, and
(viii) general intangibles, whether or not for the payment of money, including, but not limited to, all (A) rights to tax refunds or other payments of every kind or nature, including rights to the payment of letters of credit; (B) copyrights, rights in or licenses of copyrights and marks subject to copyright protection, in whole or in part, and all renewals or extensions of any of the foregoing (the "COPYRIGHTS"); (C) trade names, trademarks, service marks, trade styles, designs, logos, indicia, corporate names, company names and fictitious business names, in each case, together with all associated goodwill including, without limitation, the trademark applications set forth on SCHEDULE II hereto (the "Trademarks"); (D) (i) patents now existing, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those listed on SCHEDULE II hereto together with all the rights, benefits and privileges derived therefrom, and (ii) all design and utility patents, utility models and registered designs (including all reissues, divisions, continuations, continuations-in-part, reexaminations and extensions thereof) (collectively, the "PATENTS"); (E) computer programs and all intellectual property rights therein (other than such programs and rights in which, by their terms enforceable under applicable law, no security interest may be granted); and (F) other proprietary information;

                  (f) All investment property, including, without limitation, all securities and capital stock or other interests in any other Person whether certificated or uncertificated; all warrants, options and other rights to acquire securities, capital stock or other interests in any other Person; all securities entitlements; and all securities accounts, together with all financial assets credited thereto;

                  (g) All cash and cash equivalents, including, without limitation, money, demand deposit accounts and other deposit accounts;

                  (h) All governmental approvals, licenses, franchises and authorizations, to the maximum extent permitted by applicable law;

                  (i) All property and interests in property of Borrower currently in the actual possession, custody or control of the Lenders in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

                  (j) All books and records;

                  (k) All other property and interests in property of Borrower constituting personal property; and

                  (l) All of the assets of Borrower listed on SCHEDULES I, II and III attached hereto.

                  SECTION 2. SECURITY FOR OBLIGATIONS.

                  (a) This Security Agreement and the Collateral secure (i) the prompt and complete payment when due of the outstanding principal and interest of Borrower pursuant to the Notes held by the Lenders and (ii) all obligations of Borrower to the Collateral Agent hereunder (collectively, the "SECURED OBLIGATIONS").

                  (b) Notwithstanding the foregoing, Borrower agrees to use reasonable efforts to obtain, within four (4) months of the date hereof, a letter of credit from a commercial bank as security for Borrower's payment obligations under the Notes. In the event that such letter of credit is obtained on terms reasonably acceptable to the Lenders, the Lenders acknowledge and agree that immediately upon delivery of such letter of credit to the Collateral Agent,
(i) the letter of credit will replace this Security Agreement, in whole, as security for the Secured Obligations, (ii) the letter of credit will be deemed to be the sole security of the Lenders with respect to Borrower's payment obligations under the Notes, and (iii) this Security Agreement will become null and void and of no further force and effect (the procurement of such letter of credit being referred to herein as the "L/C SUBSTITUTION").

                  SECTION 3. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent of any rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Collateral Agent, as follows:

                  (a) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in all other states and jurisdictions in which the failure to be so qualified and in good standing would have a material adverse effect on the assets, properties or condition (financial or otherwise) of Borrower or a material adverse effect on the ability of Borrower to enforce the collection of Accounts Receivable due from customers residing in such locations.

                  (b) Borrower's execution, delivery and performance of this Security Agreement and the Notes does not violate any provision of Borrower's Certificate of Incorporation or Bylaws, each as may be amended as of the date hereof.

                  (c) Borrower has the requisite power and authority to enter into this Security Agreement and the Notes and perform its obligations under the terms of this Security Agreement and the Notes. All corporate action on the part of Borrower, its officers and directors necessary for the authorization, execution and delivery of this Security Agreement and the Notes has been taken. This Security Agreement and the Notes have been duly authorized by Borrower and, upon due execution and delivery by Borrower of this Security Agreement and the Notes, this Security Agreement and the Notes will each be a valid and binding agreement of Borrower, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

                  (d) All of the Equipment and Inventory (i) were acquired in the ordinary course of business and (ii) are located at the places specified on
SCHEDULE I hereto. The principal place of business and chief executive office of Borrower and the office where Borrower keeps its records concerning Accounts Receivable and other Collateral are located at the address specified in SCHEDULE I hereto.

                  (e) Except for Permitted Liens (as defined below), Borrower owns the Collateral free and clear of any Lien (as defined below). For purposes of this Agreement, "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code of the State of Delaware (the "UCC") or comparable law of any jurisdiction to evidence any of the foregoing). For purpose of this Agreement, "PERMITTED LIEN" means (i) the Lien created hereunder in favor of Collateral Agent on behalf and for the benefit of Lenders; (ii) any Liens existing on the date of this Agreement and set forth on SCHEDULE I hereto; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over the Collateral Agent's security interests; (iv) Liens (1) upon or in any Equipment acquired or held by Borrower to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or (2) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the proceeds of such Equipment;
(v) leases or subleases and licenses or sublicenses granted to others in the

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ordinary course of Borrower's business if such are otherwise permitted under this Security Agreement and do not interfere in any material respect with the business of Borrower; (vi) any right, title or interest of a licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (ix) Liens securing capital lease obligations on assets subject to such capital leases and Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of Borrower's business (including proceeds thereof and accessions thereto), all incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); and (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (ii) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  (f) Borrower has exclusive possession and control of the Equipment and Inventory.

                  (g) SCHEDULE II hereto sets forth a complete and correct list of all Patents, Trademarks and Copyrights owned or applied for (and pending) by Borrower as of the date hereof. Borrower has the right to use all Patents, Trademarks and Copyrights and all computer programs and other rights, free from materially burdensome restrictions, which are necessary for the operation of its business as presently conducted. To the knowledge of Borrower, there is no pending or threatened claim or litigation against or related to the validity of any of the Patents, Trademarks or Copyrights or any computer program or other right of Borrower.

                  (h) Except for Permitted Liens, this Security Agreement creates a valid first priority Lien in the Collateral, securing the payment of the Secured Obligations. All actions legally necessary to perfect and protect such security interest have been duly taken.

                  (i) No authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required either (1) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by Borrower or (2) other than (i) the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Delaware or (ii) filings with the United States Patent and Trademark Office in connection with the assignments of the Copyrights, Trademarks and Patents, for the perfection of such security interest or the exercise by the Collateral Agent of its rights and remedies hereunder.

                  (j) Except as set forth on SCHEDULE I hereto, there are no actions or proceedings pending by or against Borrower before any court or administrative agency which could have a material adverse effect on Borrower's business or a material adverse effect on Collateral Agent's security interest in the Collateral.

                  (k) No default, and no event which with the passage of time, or the giving of notice, or both, would be reasonably likely to give rise to a default, shall exist under the provisions of any instrument or agreement evidencing, governing or otherwise relating to any indebtedness of Borrower, or with respect to any other agreement, a default under which could have a material adverse effect upon Borrower's ability to perform its obligations under this Security Agreement, the Notes, and any other agreement or instrument executed pursuant to or in connection with the Secured Obligations (collectively, the "LOAN DOCUMENTS"), or the validity or enforceability of, or Lenders' rights and remedies under, any of the Loan Documents.

                  (l) All existing commercial tort claims owned by Borrower are set forth and described on SCHEDULE III hereto.

                  SECTION 5. FURTHER ASSURANCES.

                  (a) Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute or otherwise authenticate and deliver all further instruments, documents and other records and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, Borrower will (1) deliver such to Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment and (2) authenticate (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments, notices or other records, as may be legally necessary, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                  (b) Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Borrower will furnish to the Collateral Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail. Without limiting the generality of the foregoing: (i) Borrower shall, from time to time and upon request of the Collateral Agent, execute and deliver to the Collateral Agent, such confirmatory schedules of Accounts Receivable, and such other appropriate reports designating, identifying and describing the Accounts Receivable, as the Collateral Agent may reasonably request; and (ii) if any commercial tort claim should hereafter arise ("ADDITIONAL TORT CLAIM"), Borrower shall promptly advise the Collateral Agent in writing, supplementing SCHEDULE III hereto, which supplement shall constitute a grant by Borrower to the Collateral Agent of a security interest therein, on the terms, and subject to the conditions, set forth in the Security Agreement, and Borrower's authorization to file, or to amend, such financing statements as the Collateral Agent may deem necessary or advisable to perfect its security interest in such Additional Tort Claim. In addition, upon the Collateral Agent's request, Borrower shall provide the Collateral Agent with copies of agreements with, or purchase orders from, Borrower's customers, of invoices to customers and proof of shipment or delivery and such other documentation and information relating to the Accounts Receivable and other Collateral as the Collateral Agent may from time to time reasonably request to the extent Borrower maintains such documentation in the ordinary course of its business. Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the Lien granted herein. Borrower hereby authorizes the Collateral Agent to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by an authorized officer or agent of Borrower.

                  (d) Subject to the priority of the Senior Indebtedness (as defined in the Notes), Borrower will defend the Collateral against all claims and demands of all persons (other than the Collateral Agent) claiming an interest therein. Borrower will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent where there is a good faith contest to the validity thereof and is reserved against (to the extent required by GAAP) by Borrower. In connection with any such good faith contest Borrower will, at the request of the Collateral Agent, promptly provide a bond, cash deposit or other security reasonably satisfactory to protect the security interest of the Collateral Agent should such good faith contest be unsuccessful.

                  SECTION 6. EQUIPMENT, INVENTORY AND TRADEMARKS. Borrower shall:


                  (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified on
SCHEDULE I hereto or, upon thirty (30) calendar days prior written notice to the Collateral Agent, at such other places in jurisdictions where all action required by Section 5 hereof shall have been taken with respect to the Equipment and Inventory;

                  (b) Cause the Equipment necessary for the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end;

                  (c) Permit the Collateral Agent or any agent thereof to have access to the Inventory and Equipment for purposes of inspection during normal business hours and upon reasonable notice to Borrower;

                  (d) Promptly notify the Collateral Agent in writing of any material loss or damage to the Inventory or Equipment;

                  (e) Not sell, assign, lease, mortgage, transfer or otherwise dispose of any interest in the Inventory or Equipment, except as otherwise permitted under Section 9(a) hereof;


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

                  (f) Not use or permit the Inventory or Equipment to be used for any unlawful purpose or in violation of any law or for hire;

                  (g) Except for collateral securing a purchase-money obligation incurred in compliance with ss.9-103 of the UCC, not permit the Equipment to become a part of or to be affixed to any real property of any person; and

                  (h) Take all reasonable steps to maintain and enforce the Trademarks, Patents and Copyrights material to the conduct of its business, including but not limited to (1) paying of all fees, (2) prosecuting infringers if failure to do so would materially and adversely affect the business of Borrower and (3) diligently pursuing any application or registration material to the business of Borrower.

                  SECTION 7.    INSURANCE.
                                ---------

                  (a) Borrower shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as Borrower shall deem reasonable and necessary from time to time. Each policy for: (x) liability insurance shall provide for all losses to be paid on behalf of the holder of the Senior Indebtedness (the "SENIOR LENDER"), the Collateral Agent and Borrower as their respective interests may appear; and (y) property damage insurance shall provide for all losses to be paid directly to the Senior Lender, the Collateral Agent and Borrower, as appropriate. Each such policy shall in addition: (1) name the Collateral Agent as insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear; (2) contain the agreement by the insurer that any loss thereunder shall be payable to the Senior Lender and Collateral Agent notwithstanding any action, inaction or breach of representation and warranty by Borrower; (3) provide that there shall be no recourse against the Collateral Agent or any Lender for payment of premiums or other amounts with respect thereto; and (4) provide that at least thirty (30) calendar days prior written notice of amendment to, cancellation of or lapse shall be given to the Collateral Agent by the insurer. Borrower shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of an insurance broker with respect to such insurance. Further, Borrower shall, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 hereof and cause the respective insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by Borrower pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 7 is not applicable, Borrower shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Borrower pursuant to this Section 7 shall be paid to Borrower as reimbursement for the costs of such repairs or replacements.




                                      -8-

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                  (c) Upon the occurrence of any Default (as defined in the
Notes) all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied to payment of the amounts due under the Notes.

                   SECTION 8.   ACCOUNTS RECEIVABLE.
                                -------------------

                  (a) Borrower shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Accounts Receivable, at the location therefor specified on SCHEDULE I hereto or, upon thirty (30) calendar days prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all action required by Section 5 hereof shall have been taken with respect to Accounts Receivable. Borrower will hold and preserve such records and will permit representatives of the Collateral Agent to inspect and make abstracts from such records. Borrower will not change its name or jurisdiction of incorporation, its tax identification number or its corporate structure, or merge with or into any other Person, or become domesticated under the laws of any other jurisdiction without giving prior notice to the Collateral Agent.

                  (b) Except as otherwise provided in this subsection (b), Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under the Accounts Receivable. In connection with such collections, Borrower may take (and, at the Collateral Agent's discretion, shall take) such action as Borrower or the Collateral Agent may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that the -13- have the right at any time, upon the occurrence and during the continuance of a Default to notify the account debtors or obligors under any Accounts Receivable of the assignment of such Accounts Receivable to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to the Collateral Agent and, upon such notification and at the expense of Borrower, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After receipt by Borrower of the notice from the Collateral Agent referred to in the proviso to the preceding sentence and as long as there is a Default, (1) all amounts and proceeds (including instruments) received by Borrower in respect of the Accounts Receivable shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of Borrower and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral, or be applied as provided by Section 12 hereof, as determined by the Collateral Agent, and (2) Borrower shall not adjust, settle or compromise the amount or payment of any Accounts Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than any discount allowed for prompt payment.

SECTION 9.        TRANSFER AND OTHER LIENS.  Borrower shall not:
                  ------------------------

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, other than in connection with the
(i) sale of inventory and (ii) disposal of worn-out or obsolete equipment, all in the ordinary course of business.



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                  (b) Except for Permitted Liens, create or suffer to exist any
Lien upon or with respect to any of the Collateral to secure debt of any person.

                  SECTION 10. NOTES EQUALLY AND RATABLY SECURED; SUBORDINATION. ------------------------------------------------ (a) The Notes shall be equally and ratably secured pursuant to the terms of this Security Agreement. Subject to the rights of the Senior Lender, Borrower shall not make any offer to purchase or otherwise pay either Lender without making the same offer to the other Lender.

                  (b) Notwithstanding any other provision of this Security Agreement to the contrary, all rights of the Collateral Agent under this Security Agreement are subject to the subordination provisions contained in
Section 6 of the Notes.

                  SECTION 11. COLLATERAL AGENT. Darin A. Peterson is hereby appointed Collateral Agent hereunder. Each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of this Security Agreement and the Notes. Collateral Agent agrees to act upon the express conditions contained in this Security Agreement and the Notes, as applicable. The provisions of this Section 11 are solely for the benefit of Collateral Agent and Lenders and Borrower shall not have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Security Agreement, Collateral Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

                  (a) POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Collateral Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the Notes as are specifically delegated or granted to Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Security Agreement and the Notes. Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through his agents or employees. Collateral Agent shall not have, by reason of this Security Agreement or the Notes, a fiduciary relationship in respect of any Lender or Borrower; nothing in this Security Agreement or the Notes, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect of this Security Agreement or the Notes except as expressly set forth herein or therein.

                  (b) NO RESPONSIBILITY FOR CERTAIN MATTERS. Collateral Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Security Agreement or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Collateral Agent to Lenders or by or on behalf of Borrower to Collateral Agent or any Lender in connection with this Security Agreement or the Notes and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Secured Obligations, nor shall Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of this Security Agreement or the Notes or as to the existence or possible existence of any Default or potential Default.

                  (c) EXCULPATORY PROVISIONS. Neither Collateral Agent nor any of his employees or agents shall be liable to Lenders for any action taken or omitted by Collateral Agent under or in connection with any of this Security Agreement or the Notes except to the extent caused by Collateral Agent's gross negligence or willful misconduct. Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Security Agreement and the Notes or from the exercise of any power, discretion or authority vested in him hereunder or thereunder unless and until Collateral Agent shall have received instructions in respect thereof from the Lenders (or such other Lenders as may be required to give such instructions under Section 14 hereof) and, upon receipt of such instructions from Lenders (or such other Lenders, as the case may be), Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or (where so instructed) refraining from acting under this Security Agreement or the Notes in accordance with the instructions of Lenders (or such other Lenders as may be required to give such instructions under Section 14 hereof).

                  (d) REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS. Each Lender agrees that he has made his own independent investigation of the financial condition and affairs of Borrower and its subsidiaries in connection with the making of the Loans hereunder and that he has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its subsidiaries. Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (e) SUCCESSOR COLLATERAL AGENT. Collateral Agent may resign at any time by giving thirty (30) calendar days prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Lenders shall have the right, upon five (5) business days notice to Borrower, to appoint a successor Collateral Agent, except during the continuation of a Default, with the consent of Borrower (which consent shall not be unreasonably withheld or delayed). If Lenders have not appointed a successor Collateral Agent by the date set for Collateral Agent's resignation, Collateral Agent shall appoint such successor Collateral Agent in consultation with Borrower. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement.

                  (f) RIGHT TO INDEMNITY. Each Lender, in proportion to the percentage equivalent at such time of such Lender's aggregate unpaid principal amount of the Lender's Loan, divided by the aggregate unpaid principal amount of all Loans made by each Lender, severally agrees to indemnify Collateral Agent and his employees, agents, attorneys, professional advisors and affiliates to the extent that any such Person shall not have been reimbursed by Borrower pursuant to the terms hereof, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Collateral Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent or such other Persons in exercising the powers, rights and remedies of Collateral Agent or performing the duties of Collateral Agent hereunder or under the other Loan Documents or otherwise in its capacity as Collateral Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of Collateral Agent resulting from Collateral Agent's gross negligence or willful misconduct. If any indemnity furnished to Collateral Agent or other Persons for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  (g) COLLATERAL AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any of its subsidiaries, Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Collateral Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Secured Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Collateral Agent and their agents and counsel and all other amounts due Lenders and Collateral Agent hereunder) allowed in such judicial proceeding; and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Collateral Agent and, in the event that Collateral Agent shall consent to the making of such payments directly to Lenders, to pay to Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Collateral Agent and his agents and counsel, and any other amounts due Collateral Agent hereunder.

                  Nothing herein contained shall be deemed to authorize Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lenders or to authorize Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

                  SECTION 12. REMEDIES. If any Default shall have occurred, then during the continuance of such Default, Collateral Agent may:

                  (a) Declare all Secured Obligations, whether evidenced by this Security Agreement, the Notes, or otherwise, immediately due and payable (provided, that upon the occurrence of a Default, all Secured Obligations shall become immediately due and payable without any action by Collateral Agent);

                  (b) Terminate this Security Agreement as to any future liability or obligation of any Lender, but without affecting the obligations of Borrower to Lenders; and

                  (c) Exercise all rights and remedies of a secured party under the UCC, subject to the subordination provisions contained in Section 6 of the Notes. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Borrower has the right to do so, Borrower authorizes Collateral Agent, on the terms set forth in this Section 12 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or Lien which, in the opinion of Collateral Agent, appears to be prior or superior to its security interest. Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower further agrees, at Collateral Agent's request, to assemble its Collateral and make it available to Collateral Agent at places which Collateral Agent shall reasonably select, whether at Borrower's premises or elsewhere. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in subsection (e) below and only after so paying over such net proceeds and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Collateral Agent arising out of the repossession, retention or sale of the Collateral. Collateral Agent shall give Borrower at least ten (10) calendar days notice of the time and place of any public sale or private sale may take place and such notice shall be deemed reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Collateral Agent is entitled from Borrower, Borrower also being liable for the attorney costs of any attorneys employed by Collateral Agent to collect such deficiency

                  (d) Borrower agrees that in any sale of any Collateral, whether at a foreclosure sale or otherwise, Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any government authority, and Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Collateral Agent be liable nor accountable to Borrower for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  (e) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Collateral Agent in the following order of priorities:

                       (1) to Collateral Agent in an amount sufficient to pay in full the reasonable costs of Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Collateral Agent in connection therewith, including, without limitation, reasonable attorneys' fees;

                       (2) to the Lenders in amounts proportional to each Lender's pro rata share of the then unpaid Secured Obligations; and

                       (3) upon payment in full of the Secured Obligations, to Borrower or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

                  SECTION 13. INDEMNITY AND EXPENSES.

                  (a) Borrower agrees to defend, indemnify and hold harmless the Lenders and their employees and agents against (i) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (ii) all losses or expenses in any way suffered, incurred, or paid by any Lender as a result of or in any way arising out of the transactions contemplated hereby (including without limitation, reasonable attorneys' fees and expenses), except for losses arising from or out of the gross negligence or willful misconduct of Lenders.

                  (b) Borrower will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the fees and out of pocket disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral contemplated by this Security Agreement and any related documents, and (ii) the interpretation, performance or enforcement of any of the rights of the Collateral Agent. All amounts payable by Borrower under this
Section 13(b) shall be paid together with interest thereon, from the date incurred by the Collateral Agent or the Lenders until paid, calculated on the basis of a year of 365 days and for the actual number of days elapsed, at the highest rate of interest then applicable to any of the Secured Obligations.

                  SECTION 14. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Security Agreement, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written consent of the Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the written consent of each Lender with Secured Obligations directly affected (a) reduce the principal amount of any Loan, (b) postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan,
(c) postpone the date on which any interest is payable, (d) decrease the interest rate borne by any Loan, (e) change in any manner any provision of this Security Agreement that, by its terms, expressly requires the approval or consent of all Lenders, (f) release any Lien granted in favor of Collateral Agent with respect to all or substantially all of the Collateral other than in accordance with the terms of this Security Agreement, or (g) change in any manner or waive the provisions contained in this Section 14. In addition, (x) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written consent of the Lender which is the holder of that Note, (y) no amendment, modification, termination or waiver of any provision of Section 11 hereof or of any other provision of this Security Agreement which, by its terms, expressly requires the approval or consent of Collateral Agent shall be effective without the written consent of Collateral Agent, and (z) no amendment, modification, termination or waiver of any provision hereof that has the effect of changing any scheduled payments or voluntary or mandatory prepayments shall be effective without the written consent of Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Collateral Agent may, but shall have no obligation to, with the written consent of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 14 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

                  SECTION 15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed, if to the Collateral Agent, to:

                           Darin A. Peterson
                           21 Flagstone
                           Coto de Caza, CA 92679


with a copy to:

                           Cooley Godward LLP
                           4401 Eastgate Mall
                           San Diego, CA 92121
                           Attention:       Frederick T. Muto, Esq.
                                            Deyan P. Spiridonov, Esq.
                           Facsimile:  (858) 550-6420

if to Borrower, to:

                           Allion Healthcare, Inc.
                           33 Walt Whitman Road
                           Suite 200A
                           Huntington Station, NY  11746
                           Attention:  Michael P. Moran
                           Facsimile:  (631) 547-6532

with a copy to:            McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, NY  10020
                           Attention:  Harvey Z. Werblowsky, Esq.
                           Facsimile:  (212) 547-5444


or at such other address as the parties hereto shall have furnished to one another in writing. All such notices and communications shall be effective upon receipt.

SECTION 16. CONTINUING SECURITY INTEREST; TERMINATION; RELEASE. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations or upon the occurrence of the L/C Substitution as contemplated by
Section 2(b) hereof, (b) be binding upon Borrower, its successors and assigns, and (c) inure to the benefit of the Collateral Agent and its successors. Upon the payment in full of the Secured Obligations or the occurrence of the L/C Substitution, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Borrower. After such termination, at the request and expense of Borrower, the Collateral Agent and each Lender shall promptly execute and deliver to Borrower the proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and each Lender shall promptly as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement. Unless Borrower shall have provided the letter of credit specified in Section 2(b) hereof, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's property and assets, this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  SECTION 17. GOVERNING LAW; TERMS. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, in the Notes or in the Purchase Agreement, terms used in Article 9, as in effect on the date hereof, of the Uniform Commercial Code of the State of California are used herein as therein defined.

                  SECTION 18. WAIVER OF JURY TRIAL. BORROWER AND LENDERS EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDERS AND BORROWER RELATED HERETO OR THERETO, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDERS OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDERS OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

                  SECTION 19. MISCELLANEOUS. This Security Agreement is in addition to and not in limitation of any other rights and remedies Collateral Agent may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Borrower or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable law confers any rights in addition to any of the provisions of this Security Agreement, the affected provision shall be considered amended to conform thereto. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the parties hereto may execute this Security Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                 BORROWER:
                                 ---------

                                 ALLION HEALTHCARE, INC.



                                 By:
                                      -----------------------------------------
                                      Michael P.  Moran
                                      President and Chief Executive Officer



                                 LENDERS:
                                 --------



                                      Darin A. Peterson, individually






                                      Allan H. Peterson, individually



                                 COLLATERAL AGENT:
                                 ----------------



                                 By:_______________________________________
                                      Darin A. Peterson

                                   SCHEDULE I
                              TO SECURITY AGREEMENT
                              ---------------------

                  Place of Business, Locations of Collateral, Permitted Liens, Litigation


CHIEF PLACE OF BUSINESS
-----------------------
AND CHIEF EXECUTIVE OFFICE:
---------------------------

         33 Walt Whitman Road
         Suite 200A
         Huntington Station, NY 11746


LOCATIONS OF EQUIPMENT:
-----------------------

         N/A

LOCATIONS OF INVENTORY:
-----------------------

         Huntington Station, New York
         Austin, Texas
         Miami, Florida


LOCATION OF RECORDS EVIDENCING
------------------------------
ACCOUNTS RECEIVABLE AND OTHER COLLATERAL:
-----------------------------------------

         Same as above

PERMITTED LIENS
---------------

         Loans for borrowed money pursuant to the $6 million revolving term credit facility under the Loan and Security Agreement by and among Borrower, Mail Order Meds, Inc., Care Line of New York, Inc. and Heller Healthcare Finance dated April 21, 1999 or any replacement of such facility

         Guaranty of $1,500,00 loan to Borrower by John Pappajohn

LITIGATION
----------

         None

                                   SCHEDULE II
                              TO SECURITY AGREEMENT
                              ---------------------

                             Patents and Trademarks

1.   Patent Applications and Provisional Patent Applications (U.S. and Foreign)
     N/A





2.   Unregistered Trade Names Used by Borrower:
      MOMS Pharmacy
      Mail Order Meds of TX/DALLAS

                                  SCHEDULE III
                                  ------------
                              TO SECURITY AGREEMENT
                              ---------------------

                             Commercial Tort Claims


         N/A